UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
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Date of report (Date of earliest event reported):
February 22, 2016
United States Steel Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-16811	25-1897152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
600 Grant Street, Pittsburgh, PA	15219-2800
(Address of Principal Executive Offices)	(Zip Code)
(412) 433-1121
(Registrant's telephone number,
including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On February 22, 2016, the board of directors of United States Steel Corporation (the “Corporation”) elected Mr. Paul A. Mascarenas to serve on its board of directors, effective March 1, 2016 until the next succeeding annual meeting of stockholders. The committees on which Mr. Mascarenas will serve have not yet been determined.

The Corporation has not entered into any transactions with Mr. Mascarenas identified in Item 404(a) of Regulation S-K and he will not be employed by the Corporation. Mr. Mascarenas was not elected pursuant to an arrangement or understanding between him and any other person.

Mr. Mascarenas will be paid an annual retainer fee and will participate in the Deferred Compensation Program for Non-Employee Directors (the “Plan”) and the Non-Employee Director Stock Program (“Stock Program”). A more detailed description of any retainer fees, the Plan and the Stock Program can be found in the U. S. Steel proxy statement filed on Schedule 14A with the Securities and Exchange Commission on March 13, 2015.

Item 8.01. Other Events

On February 24, 2016, the Corporation issued a press release related to the election of Mr. Mascarenas to the board of directors. The full text of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

9.01(d) Exhibits:

Exhibit
No. Description
99.1 Press Release dated February 24, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION
By:    /s/ Colleen M. Darragh
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Colleen M. Darragh
Vice President and Controller

Dated: February 24, 2016